Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Wesco Aircraft Holdings, Inc. of our report dated November 15, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Wesco Aircraft Holdings, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2018.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
January 31, 2019